                                                                     EXHIBIT 8.0

                           Subsidiaries of the Company

Subsidiary                                   Percent of Ownership        Jurisdiction
----------                                   --------------------        ------------

Lipman U.S.A., Inc.                          100%                        United States (New York)

Lipman Elektronik ve Danismanlik Ltd         100%                        Turkey

Dione Ltd.                                   100%                        England

Lipman do Brazil Ltda                        100%                        Brazil